UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 24, 2016

Level 3 Communications, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-35134	47-0210602
(State or other	(Commission File	(IRS employer
jurisdiction of incorporation)	Number)	Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado (Address of principal executive offices)	80021 (Zip code)

720-888-1000
(Registrant’s telephone number including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 24, 2016, the Board of Directors (the “Board”) of Level 3 Communications, Inc. (“Level 3”) amended and restated Level 3’s By-Laws (the “Amended and Restated By-Laws”), effective immediately, to delete from Article III, Section 3.5 the requirement that removal of a Board member or the entire Board by the Level 3 capital stock holders entitled to vote for the election of directors can only be done “for cause,” while retaining the requirement that a Board member or the entire Board can be removed only by the affirmative vote of the holders of at least a majority of the outstanding stock entitled to vote thereon.

The foregoing description of the amendment to the By-laws is qualified in its entirety by reference to the full text of the Amended and Restated By-Laws, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

The Board also voted to approve an amendment to Article VII, paragraph C of the Level 3 Restated Certificate of Incorporation to remove the “for cause” removal requirement for a Board member contained in the Restated Certificate of Incorporation, while retaining the requirement that a director may be removed only by a vote of at least a majority of the outstanding stock entitled to vote in an election of directors.  The Board has directed that this amendment be presented to the Level 3 stockholders at the 2016 Annual Meeting of stockholders to take place in May 2016, and has unanimously recommended that the stockholders approve this amendment.  This amendment to the Restated Certificate of Incorporation will become effective if it is approved by the stockholders.

Item 9.01. Financial Statements and Exhibits

(d)                                                  Exhibits

3.1                              Amended and Restated By-Laws of Level 3 Communications, Inc., effective as of February 24, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Level 3 Communications, Inc.

By:	/s/ Neil J. Eckstein
Neil J. Eckstein, Senior Vice President

Date:  March 1, 2016

Exhibit Index

Exhibit	Description

3.1	Amended and Restated By-Laws of Level 3 Communications, Inc., effective as of February 24, 2016.